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                                                                    EXHIBIT 10.1




                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP

                                  DATED AS OF

                                 MARCH 15, 1996

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                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                      FOR
                       MHC OPERATING LIMITED PARTNERSHIP



     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") has been executed and delivered as of the 15th day of March, 1996, by and among Manufactured Home Communities, Inc., a Maryland corporation (the "General Partner" or the "Company"); those persons and entities identified on Schedule A to this Agreement (each an "Affiliate" and collectively, the "Affiliates"); those entities identified on Schedule B to this Agreement (each a "De Anza Partner" and collectively, the "De Anza Partners"); and those persons and entities identified on Schedule C to this Agreement (the General Partner, the Affiliates, the De Anza Partners, and those persons and entities identified on Schedule C being each a "Partner" and collectively, the "Partners"). The Affiliates, the De Anza Partners, and those persons and entities identified on Schedule C are each a "Limited Partner" and are, as of the date of this Agreement, collectively, the "Limited Partners".

                                    RECITALS

     A. The Partners are parties to that certain Amended and Restated Agreement of Limited Partnership of MHC Operating Limited Partnership dated as of March 3, 1993, as amended by Amendment No. 1 dated as of August 18, 1994 and Amendment No. 2 dated as of February 15, 1996 (the "Prior Partnership Agreement") and, in accordance therewith, have been doing business as an Illinois limited partnership (the "Partnership") under the name "MHC Operating Limited Partnership."

     B. Each of the parties hereto is agreeable to the amendment and restatement of the Prior Partnership Agreement and is desirous of continuing the Partnership in accordance with the Illinois Revised Uniform Limited Partnership Act and this Agreement.

     THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

     1. Partnership.

        1.1 Continuation of Partnership; Partnership Interests. The General Partner and the Limited Partners do hereby continue the Partnership as an Illinois limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner and the Limited Partners are the sole limited partners of the Partnership. All Partnership profits, losses and distributive shares of tax items accruing prior to the date of this Agreement shall be allocated in accordance with, and the respective rights and obligations of the Partners with respect to the period prior to the date of this Agreement shall be governed by, the Prior Partnership Agreement. No Partner has any interest in any Partnership property but the interests of all Partners in the Partnership are, for all purposes, personal property.


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        1.2 Name.  The name of the Partnership shall continue to be "MHC
Operating Limited Partnership", but the General Partner may from time to time change the name of the Partnership or may adopt such trade or fictitious names as it may determine.

     2. Definitions. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

        "Act" shall mean the Illinois Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statute.

        "Adjusted Capital Account Deficit" shall mean, at any time, the then balance in the Capital Account of a Partner, after giving effect to the following adjustments:

           (i) credit to such Capital Account any amounts that such Partner is deemed obligated to restore as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5), or any successor provisions; and

           (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

        "Agreement" shall mean this Second Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

        "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other Federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (iii) the expiration of sixty
(60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

        "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 3.4 below.

        "Capital Cash Flow" shall have the meaning provided in Section 8.2 below.

        "Capital Cash Flow Preference Units" shall have the meaning provided in
Section 8.2 below.

        "Capital Contribution" shall mean, when used in respect of a Partner, the initial capital contribution of such Partner as set forth in Section 3.1 below and any other amounts of money or the fair market value of other property contributed by such Partner to the capital of the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by

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any predecessor holder of the Partnership Interest of such Partner.

        "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

        "Common Share" shall have the meaning provided in Section 3.2(A)(i) below.

        "Company" shall mean Manufactured Home Communities, Inc., a Maryland corporation and the General Partner of the Partnership.

        "Contributing Partner" shall have the meaning provided in Section 3.2(B)(v) below.

        "Depreciation" shall mean, for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

        "fiscal year" shall have the meaning provided in Section 11.1 below.

        "FPAA" shall have the meaning provided in Section 11.6 below.

        "General Partner" shall mean Manufactured Home Communities, Inc., a Maryland corporation, sometimes also referred to in this Agreement as the "Company".

        "Gross Asset Value" shall mean, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

           (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner;

           (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;


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              (iii)  The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

              (iv) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 7.3(G) below; provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph
      (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph
      (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

        "IRS" shall have the meaning provided in Section 11.6 below.

        "Limited Partner" shall mean any Person (i) whose name is set forth as a Limited Partner on Schedule D attached hereto or who has become a Limited Partner pursuant to the terms and conditions of this Agreement, and (ii) who holds a Partnership Interest. "Limited Partners" means all such persons.

        "Market Price" shall have the meaning provided in Section 3.2(B) below.

        "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c).

        "Operating Cash Flow" shall have the meaning provided in Section 8.1 below.

        "OP Units" are units of Partnership Interest more particularly described in Section 3.2(i) below.

        "OP Unit Value" shall mean, as of any given time, the number of OP Units into which a Preference Unit is convertible (whether or not the conversion can then be effected), or the value of the Preference Unit expressed in OP Units if the Preference Unit is not convertible into OP Units, as provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet.

        "Other Securities" shall have the meaning provided in Section 3.2(B)(iv) below.

        "Other Securities Term Sheet" shall have the meaning provided in Section 3.2(B)(f) below.

        "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).



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        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in
Regulations Section 1.704-2(i).

        "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i).

        "Partners" shall mean, collectively, the General Partner and the Limited Partners, or any additional or successor partners of the Partnership admitted to the Partnership in accordance with the terms of this Agreement. Reference to a Partner shall be to any one of the Partners.

        "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

        "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

        "Percentage Interest" shall mean, as to each Partner, the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Preference Units held by that Partner and the number of OP Units held by that Partner, by (ii) the sum of the OP Unit Value of all Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time. The respective Percentage Interests of the Partners as of the date of this Agreement are set forth in Schedule D attached to this Agreement.

        "Person" shall mean any individual, partnership, corporation, trust or other entity.

        "Preference Units" are units of Partnership Interest more particularly described in Section 3.2(A)(ii) below.

        "Preference Unit Term Sheet" shall have the meaning provided in Section 3.2(B)(e) below.

        "Prior Partnership Agreement" shall have the meaning set forth in Recital A above.

        "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code with the following adjustments:

           (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing net profits or net losses shall be added to taxable income or loss;

           (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses,


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      will be subtracted from taxable income or loss;

           (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Section 2, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

           (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

           (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

           (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

           (vii)  any items specially allocated pursuant to Section 7.3 or
      Section 7.4 below shall not be considered in determining Profits or Losses.

        "Recapitalization" shall have the meaning provided in Section 3.2(C) below.

        "Record Date" shall have the meaning provided in Section 9.1(j) below.

        "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "Regulatory Allocations" shall have the meaning provided in Section 7.4 below.

        "Residual Operating Cash Flow Preference Units" shall have the meaning provided in Section 8.1 below.

        "Successor Issuer" shall have the meaning provided in Section 3.2(C) below.

        "Successor Shares" shall have the meaning provided in Section 3.2(C) below.

        "TMPP" shall have the meaning provided in Section 11.5 below.

        "Transfer" shall have the meaning provided in Section 12.2(A) below.

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        "Transferee" shall have the meaning provided in Section 12.2(B) below.

        "Units" shall have the meaning provided in Section 3.2(A) below.

     3. Capital.

        3.1 Prior Capital. The prior capital contributions to the Partnership were made pursuant to the Prior Partnership Agreement as follows:

           (a) the Company contributed the sum of $121,187,000 (representing the proceeds of the sale of 5,060,000 Common Shares, net of the underwriters' discount), 1,035,599 Common Shares, cash in the amount of $182,700 and notes in the aggregate principal amount of $4,294,800 (such cash and notes representing the proceeds of the sale of Common Shares to the initial shareholders of the Company) (the Company subsequently declared a two-for-one stock split, payable to shareholders of record as of April 8, 1994);

           (b) each of the Affiliates contributed its interest in and to one or more manufactured housing community properties (all such properties being identified on Schedule A attached to this Agreement);

           (c) each of the De Anza Partners contributed its interest in and to one or more manufactured housing community properties (all such properties being identified on Schedule B attached to this Agreement);

           (d) each of the Partners identified on Schedule C hereto contributed its interest in and to one or more manufactured housing community properties (all such properties being identified on Schedule C attached to this Agreement); and

           (e) Equity Financial and Management Co., a Nevada corporation, whose Partnership Interest has subsequently been conveyed to PN Associates Limited Partnership, contributed all of the outstanding preferred stock of Realty Systems, Inc., a Delaware corporation ("RSI"), all of the outstanding preferred stock of LP Management Corp., an Illinois corporation, and a note receivable in the amount of approximately $9,200,000 due from RSI.

Subsequently, the Company contributed the sum of $237,787,555 (representing the proceeds of the sale of 7,812,900 Common Shares, net of the underwriters' discount).

     3.2 Issuance and Conversion of Units.

     A. The interest of a Partner in the Partnership is referred to as being evidenced by one or more "Units". Units may be either "OP Units" or "Preference Units":

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           (i) An "OP Unit" is a unit of Partnership Interest that, as more particularly provided for in Section 3.2(B) below, may be converted into either cash or one common share in the Company (a "Common Share"), subject to adjustment as hereinafter provided.

           (ii) A "Preference Unit" is a unit of Partnership Interest having such rights, preferences and other privileges, variations and designations as may be determined by the General Partner in its sole and absolute discretion (but not in violation of the provisions of Section 3.2(B) below or the terms of any other Preference Unit(s)). There may be more than one series or class of Preference Units having differing terms and conditions, but all Preference Units within a given series or class shall have the same rights, preferences and other privileges, variations and designations. A Preference Unit may be convertible into any number of OP Units or, with respect to Capital Cash Flow Preference Units and Residual Operating Cash Flow Preference Units, shall be capable of being valued in OP Units. With respect to each series or class of Preference Units, the General Partner may also, in its discretion, determine and fix (and modify from time to time), among other terms and conditions, any of the following: (a) the series to which such Preference Units shall belong, (b) the distribution rate therefor, (c) the price at and the terms and conditions on which such Preference Units may be redeemed, (d) the amount payable in respect of such Preference Units in the event of involuntary or voluntary liquidation, (e) the terms and conditions on which such Preference Units may be converted, if such Preference Units are issued with the privilege of conversion, and (f) the number of such Preference Units to be issued as a part of such series. Once determined and fixed as herein provided, however, the terms and conditions of a particular series or class of Preference Units may not be changed without the written consent of the holders of more than fifty percent (50%) of the Preference Units within such series or class (or such greater percentage as may be provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be).

The aggregate total of all Units outstanding as of the date of this Agreement, including those attributable to the making of the capital contributions referred to in Section 3.1 above, is 27,383,197. As of the date of this Agreement, each Partner is deemed to hold Units as shown on Schedule D attached to this Agreement.

     B. From time to time hereafter, subject to and in accordance with the provisions of this Section 3.2(B), the General Partner shall cause the Partnership to issue additional Units as follows:

           (i) OP Units to the Company upon the issuance by the Company of additional Common Shares (other than in exchange for OP Units) and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in Section 3.3(B) below, it being understood, however, that the Company may issue Common Shares in connection with share option plans, dividend reinvestment plans, restricted share plans or other benefit or compensation plans (for example, shares issued in lieu of fees or compensation) without receiving any proceeds and that the issuance of such Common Shares shall nonetheless entitle the Company to additional OP Units pursuant to this clause (i);

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           (ii) OP Units to Partners (including the Company) that hold
      Preference Units that are convertible into OP Units, upon the exercise of such conversion rights in accordance with the terms and conditions of the Preference Unit Term Sheet or Other Securities Term Sheet (as the case may be) applicable thereto;

           (iii) OP Units to Partners holding OP Units (including the Company) if and to the extent of each such Partner's participation in any reinvestment program contemplated by Section 3.3(C) below;

           (iv) Preference Units to the Company upon the issuance by the Company of securities other than Common Shares (whether debt or equity securities) ("Other Securities") and the contribution of the net proceeds thereof as a Capital Contribution to the Partnership as provided for in
      Section 3.3(B) below; and

           (v) in all other cases, OP Units and/or Preference Units, as determined by the General Partner, in its discretion, to existing or newly-admitted Partners (including the Company), in exchange for the contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership.

Issuance of OP Units as aforesaid shall be in accordance with the following:

            (a) the number of OP Units issued to the Company under clause (i) of this Section 3.2(B) shall be equal to the number of Common Shares issued;

            (b) the number of OP Units issued to a Partner under clause (ii) of this Section 3.2(B) shall be as provided for in the Preference Unit Term Sheet or the Other Securities Term Sheet (as the case may be) pursuant to which the Preference Units being converted exist;

             (c) the number of OP Units issued to a Partner under clause (iii) of this Section 3.2(B) shall be as provided for in the applicable reinvestment program; and

              (d) the number of OP Units issued to a Contributing Partner under clause (v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) the Market Price (as hereinafter defined) or such other price per share of the Common Shares as may be determined by the General Partner in its absolute discretion, which price per share shall not be less than the Market Price minus the sum of all costs which would reasonably be incurred by the Company in issuing equity securities, including, but not limited to, underwriter's discount, legal fees, and the like.

As used in this Section 3.2, "Market Price" means either (a) the average, for the most recent ten (10) trading days for the Common Shares preceding the Determination Date (as hereinafter defined), of the last reported sale price per share of the Common Shares at the close of trading on each such date as reported in The Wall Street Journal (Midwest Edition) or such other reputable stock price reporting service as may be selected by the General Partner, or (b) in the event that the Common Shares have not traded for at least ten (10) trading days, then the average as

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aforesaid over the most recent number of days that the Common Shares have traded. For purposes of this Section 3.2(B) only, "Determination Date" shall mean the trading date, preceding the issuance of the OP Units, selected by the General Partner, in its discretion, based on the particular facts and circumstances surrounding the proposed issuance of the OP Units in question.

Issuance of Preference Units as aforesaid shall be in accordance with the following:

                 (e) Preference Units issued pursuant to clause (v) of this
            Section 3.2(B) shall have the terms and conditions specified in an agreement (a "Preference Unit Term Sheet") executed by and between the Partnership (at the direction and in the discretion of the General Partner) and the Contributing Partner, and such Preference Unit Term Sheet shall thereupon be a part of this Agreement. The number of Preference Units issued to a Contributing Partner under clause (v) of this Section 3.2(B) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional capital contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) an amount provided for in the Preference Unit Term Sheet; and

                 (f) Preference Units issued pursuant to clause (iv) of this
            Section 3.2(B) shall have economic terms substantially identical to those of the applicable Other Securities and such other terms and conditions, all of which shall be specified in an agreement (an "Other Securities Term Sheet") executed between the Partnership and the Company, and such Other Securities Term Sheet shall thereupon be a part of this Agreement.

Units may also be issued to some or all of the Partners holding Preference Units if and to the extent of such Partner's participation in any reinvestment program contemplated by Section 3.3(C) below. Upon the issuance of additional OP Units and/or Preference Units in accordance with the provisions of this
Section 3.2(B), each recipient of such Units shall either execute this Agreement or a joinder to this Agreement (which joinder, as to Preference Units, may be a part of the applicable Preference Unit Term Sheet or Other Securities Term Sheet) and the Percentage Interests of all of the Partners shall thereupon be appropriately adjusted by the General Partner. Notwithstanding anything to the contrary contained herein, in no event shall any additional Preference Units or OP Units be issued (pursuant to this Section 3.2(B) or otherwise) to the extent that the effect of such issuance would be to reduce the General Partner's Percentage Interest to fifty percent (50%) or less.

     C. Subject to the further provisions of this Section 3.2(C) and to the terms of any other agreement between the Partnership and the applicable Limited Partner, the Company hereby grants to each Limited Partner holding OP Units the right to request an exchange of any or all of its OP Units for Common Shares, with one OP Unit being exchangeable for one Common Share. Such right may be exercised by a Limited Partner at any time and from time to time upon not less than ten (10) days prior written notice to the Company. Upon receipt of such a request, the Company may, in its discretion, in lieu of issuing Common Shares, cause the Partnership to pay to such Limited Partner cash in an amount equal to the product arrived at by multiplying (i) the number of OP Units requested to be exchanged by such Limited Partner multiplied by (ii) the Market Price, with such payment to be made within ten (10) days after the

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Company's receipt of the Limited Partner's exercise notice as aforesaid;
provided, however, that in calculating Market Price for purposes of this
Section 3.2(C) only, "Determination Date" shall mean the trading date immediately preceding the date on which the Company receives notice from the holder of OP Units stating such holder's intention to exercise its right to request an exchange of its OP Units for Common Shares. If the Company does not elect to make a cash payment, it shall be obligated to issue Common Shares as provided above. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of OP Units for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding OP Units not owned by the Company and any Preference Units not owned by the Company that are convertible into OP Units (whether or not the conversion can then be effected). No Limited Partner shall, by virtue of being the holder of one or more OP Units and/or Preference Units, be deemed to be a shareholder of or have any other interest in the Company. In the event of any change in the outstanding Common Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change (a "Recapitalization"), the number of OP Units held by each Partner (or into which Preference Units are or may be convertible, if applicable) shall be proportionately adjusted so that one OP Unit remains exchangeable for one Common Share without dilution. In the event that as a result of a Recapitalization, the Common Shares are changed into the same or a different number of shares of any other class or classes of stock (the "Successor Shares") of the Company or of any other issuer that succeeds to the rights and obligations of the Company hereunder (a "Successor Issuer"), then each OP Unit shall thereafter be exchangeable for the number (which may include fractional shares) of Successor Shares which were issued pursuant to the Recapitalization in exchange for one Common Share. No adjustment to the exchange privileges of the holders of OP Units as a result of a Recapitalization shall affect the right of the Company (or any Successor Issuer) to elect to pay cash in satisfaction of the exercise of such exchange privileges. Upon the occurrence of a Recapitalization which results in the conversion of Common Shares to Successor Shares, the term "Common Shares" as used in this Agreement shall thereafter, for all purposes including, without limitation, for purposes of calculating "Market Price" as defined in Section 3.2(B) below, be deemed to refer to such Successor Shares, and the term "Company" or "General Partner" shall thereafter be deemed to refer to the "Successor Issuer", except in each case as the context may otherwise require to accomplish the purpose and intent of the applicable provision. In the event the Company issues any Common Shares in exchange for OP Units pursuant to this
Section 3.2(C), the General Partner shall record the transfer on the books of the Partnership so that the Company is thereupon the owner and holder of such OP Units. Notwithstanding the foregoing provisions of this Section 3.2(C), a Limited Partner shall not have the right to exchange OP Units for Common Shares if (i) in the opinion of counsel for the Company, the Company would, as a result thereof, no longer qualify (or it would be likely that the Company would no longer qualify) as a real estate investment trust under the Code; or
(ii) such exchange would, in the opinion of counsel for the Company, constitute or be likely to constitute a violation of applicable securities laws. In either such event, to the extent the consequences described in clauses (i) or
(ii) of the immediately preceding sentence could be eliminated by reasonable action of the Company without any material detriment to the Company and at the expense of such Limited Partner(s) requesting such exchange, the Company shall take all such reasonable action to effect the exchange of OP Units for Common Shares by such Limited Partner(s) as herein provided. In addition to the foregoing, the General Partner may elect to limit or restrict the time period or terms upon which OP Units issued to Limited Partners after the date hereof (other than OP Units issuable upon conversion of Preference Units currently outstanding) may be exchangeable for Common Shares based upon tax, securities laws or other proper Partnership considerations as determined by the General Partner at the time of such issuance.

        D. The General Partner shall cause the Partnership to issue to the Company rights, options or warrants to acquire OP Units or Preference Units that correspond to rights, options or warrants to acquire Common Shares or Other Securities issued by the Company. Such rights, options or warrants issued by the Partnership shall have designations, preferences and other rights such that the economic interests are substantially similar to the corresponding rights, options or warrants issued by the Company. In accordance with Section 3.3(B) below, the Company shall contribute the net proceeds of the issuance of the corresponding rights, options or warrants and from the exercise of the corresponding rights, options or warrants, to the Partnership, it being understood, however, that the Company may issue options to acquire Common
Shares in connection with benefit or compensation plans without receiving any proceeds and that the issuance of such options shall nonetheless entitle the Company to receive, without consideration therefor, corresponding options to acquire OP Units pursuant to this Section 3.2(D).

     3.3 Additional Funds.

        A. No Partner shall be assessed or, except as otherwise provided in this Agreement, required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 3.3(B) below), be contributed by the General Partner or any other Partner (provided such other Partner is willing to do so and the General Partner consents thereto, each in its sole and absolute discretion) as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units and/or Preference Units as provided for in Section 3.2(B) above. The General Partner shall also have the right
(but not the obligation) to raise any additional funds required for the Partnership pursuant to the provisions of Section 9.7(E) below and/or by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate in its sole discretion. If the General Partner elects to cause the Partnership to borrow the additional funds, or if the Partnership issues a guaranty, indemnity or similar undertaking in connection with indebtedness of the Company incurred pursuant to Section 9.7(E) below as aforesaid, in any such case one or more of the Partnership's assets may be encumbered to secure the loan or undertaking. Except as provided for in Section 3.3(C) below, no Limited Partner shall have the right to make additional Capital Contributions to the Partnership without the prior written consent of the General Partner.

        B. Except for (i) the capitalization of any entity wholly owned by the General Partner which is (a) the general partner of a partnership having the Partnership as a limited partner, or (b) the equity interest holder of another entity having the Partnership as an equity interest holder, (ii) the net proceeds generated by the issuance of Other Securities that evidence debt (and are not equity securities) that are loaned by the Company to the Partnership, and (iii) where, in the good faith opinion of the Company, the net proceeds generated by the issuance of Other Securities (whether for debt or equity) are retained by the Company for a valid business reason consistent with the purposes of the Partnership and such retention does not materially adversely affect the Limited Partners, the net proceeds of any and all funds raised by or through the Company through the issuance of Common Shares or Other Securities, or upon the issuance or exercise of rights, options or warrants to acquire Common Shares or Other Securities issued by the Company, shall be contributed to the Partnership as additional Capital Contributions, and in such event the Company shall be issued either additional Units pursuant to Section 3.2(B) above, or rights, options or warrants pursuant to Section 3.2(D) above.

        C. If the General Partner creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of the Common Shares, each Limited Partner holding OP Units shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to this Agreement by having some or all (as the Limited Partner elects) of such distributions contributed to the Partnership as additional Capital Contributions, and in such event the Partnership shall issue to each such Limited Partner additional OP Units pursuant to clause (iii) of Section 3.2(B) above, or the General Partner may elect to cause distributions with respect to which a Limited Partner has elected reinvestment to be contributed to the Company in exchange for the issuance of Common Shares. At the option of the General Partner, such a program may also be made available with respect to Preference Units.

     3.4 Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner.

        A. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 7.3, Section 7.4 or Section 14.2(C) below, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

        B. To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 7.3, Section 7.4 or Section 14.2(C) below, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

        C. In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a transfer of OP Units in exchange for Common Shares, pursuant to Section 3.2(C) above), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

        D. In determining the amount of any liability for purposes of Section 3.4(A) and Section 3.4(B) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

        E. This Section 3.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 14 below upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

       3.5 Interest on and Return of Capital.

          A. No Partner shall be entitled to any interest on its Capital Account or on its Capital Contributions to the Partnership.

          B. Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contributions to the Partnership and there shall be no priority of one Partner over another as to the return of Capital Contributions or withdrawals or distributions of profits and losses. No Partner shall have the right to demand or receive property other than cash in return for the Capital Contributions of such Partner to the Partnership.

       3.6 Negative Capital Accounts. No Partner shall be required to pay to the Partnership any deficit or negative balance which may exist in its Capital Account.

       3.7 Limit on Contributions and Obligations of Partners. Neither the Limited Partners nor the General Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or to endorse any obligations of the Partnership.

       3.8 Redemption and Repurchase of Units. In the event of the proposed repurchase or redemption for cash by the Company of (i) Common Shares, or (ii) Other Securities with respect to which the Company had previously been issued Preference Units pursuant to Section 3.2(B)(iv) above, then, in such event, the Partnership shall provide cash to the Company for such purpose equal to the proposed repurchase or redemption price, and one OP Unit (or, in the case of redemption or repurchase by the Company of Other Securities contemplated by clause (ii) above, one Preference Unit which had been issued with respect to such Other Securities) shall be cancelled with respect to each Common Share (or unit of Other Securities) so repurchased or redeemed.

     4. Principal Office. The principal office of the Partnership shall be located at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, or at such other place as the General Partner may designate after giving written notice of such designation to the other Partners.

     5. Purpose and Powers of Partnership.

       5.1 Purposes. The purposes of the Partnership shall be to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with manufactured housing community properties and assets related thereto, and interests therein, whether directly or indirectly, alone or in association with others. The purposes of the Partnership include, but are not limited to:

           (a) acquiring, developing, operating, leasing and managing manufactured housing community properties and conducting any other lawful business relating thereto;

           (b) financing, mortgaging, exchanging, selling, encumbering or otherwise disposing of all or any part of a manufactured housing community property or any interest therein;

           (c) constructing, reconstructing, altering, modifying and subtracting from or adding to a manufactured housing community property or any part thereof;

           (d) organizing and holding interests in partnerships or other entities owning or otherwise having an interest in, whether directly or indirectly, one or more manufactured housing community properties; and

           (e) in general, the making of any investments or expenditures, the borrowing and lending of money (including, without limitation, the lending of money secured in whole or in part by Units) and the taking of any and all actions which are incidental or related to any of the purposes recited above.

It is agreed that each of the foregoing is an ordinary part of the Partnership's business and affairs. Property may be acquired subject to, or by assuming, the liens, encumbrances and other title exceptions which affect such property. The Partnership may also be a partner (general or limited) or other equity interest holder in partnerships (general or limited), joint ventures or other entities created to accomplish all or any of the foregoing.

       5.2 Accomplishment of Purposes. The Partnership purposes may be accomplished by taking any action which is not prohibited under the Act and which is related to the acquisition, ownership, development, improvement, operation, management, financing, leasing, exchanging, selling or otherwise encumbering or disposing of all or any portion of the assets of the Partnership, or any interest therein.

     6. Term. The term of the Partnership shall continue until the Partnership is terminated upon the occurrence of an event described in Section 14.1 below.

     7. Allocations.

       7.1 Profits. After giving effect to the allocations set forth in Section 7.3, Section 7.4 and Section 14.2(C) below, Profits for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

     7.2 Losses.

        A. After giving effect to the special allocations set forth in Section 7.3, Section 7.4 and Section 14.2(C) below, Losses for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

        B. The Losses allocated pursuant to Section 7.2(A) above shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 7.2(B) shall be allocated to the General Partner.

     7.3 Special Allocations. The following special allocations shall be made in the following order:

        A. Minimum Gain Chargeback.  Except as otherwise provided in Regulations
Section 1.704-2(f), notwithstanding any other provision of this Section 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3(A) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        B. Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this
Section 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(i)(2). This Section 7.3(B) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

        C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3(C) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for this Section 7 have been tentatively made, as if this Section 7.3(C) were not in this Agreement.

        D. Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(D) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7 have been made as if Section 7.3(C) above and this Section 7.3(D) were not in this Agreement.

        E. Preferential Gross Income Allocations. If and to the extent Partners receive distributions from the Partnership (other than distributions pursuant to Section 14.2(C) below in final liquidation of the Partnership), each such Partner shall be allocated an equal amount of Partnership gross income prior to any allocations of Profit and Loss pursuant to Section 7.1 and Section 7.2 above. For purposes of this Section 7.3(E), any payment with respect to a Preference Unit that, under the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be, constitutes a payment in redemption of such Preference Unit shall not be considered a distribution except to the extent such payment is specifically attributable to accrued and unpaid preferred distributions with respect to such Preference Unit provided for in such Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be.

        F. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

        G. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

        H. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     7.4 Curative Allocations. The allocations set forth in Sections 7.2(B), 7.3(A), 7.3(B), 7.3(C), 7.3(D), 7.3(F), 7.3(G) and 7.3(H) above (the
"Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Code Section 704(b) and Code Section 514(c)(9)(E). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 7.1 and Section 7.2(A) above (subject, however, to Section 7.3(E) above), and so that, to the greatest extent possible, such allocations comply with the Regulations under Code Section 514(c)(9)(E). In exercising its discretion under this Section 7.4, the General Partner shall take into account future Regulatory Allocations under Section 7.3(A) and
Section 7.3(B) above that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.3(F) and Section 7.3(G) above.

     7.5 Tax Allocations: Code Section 704(c).

        A. Income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value in accordance with any permissible manner or manners under Code Section 704(c) and the Regulations thereunder.

        B. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Section 2 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner or manners permitted under Code Section 704(c) and the Regulations thereunder.

        C. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner or manners permitted under the Code or the Regulations that the General Partner may elect in its sole discretion. Allocations pursuant to this Section 7.5 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision in this Agreement.

     8. Cash Available For Distribution.

        8.1 Operating Cash Flow. As used in this Agreement, "Operating Cash Flow" shall mean and be defined as all cash receipts of the Partnership from whatever source (but excluding Capital Cash Flow and excluding the proceeds of any additional Capital Contributions to the Partnership pursuant to Section 3.3 above) during the period in question in excess of all items of Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Partnership, including, without limitation, amounts paid by the Partnership as principal on debts and advances, during such period, capital expenditures and any reserves (as determined by the General Partner) established or increased during such period. In the discretion of the General Partner, reserves may include cash held for future acquisitions. Operating Cash Flow shall be distributed to or for the benefit of the Partners of record as of the applicable Record Date not less frequently than annually, and shall be distributed as follows: first to those Partners holding Preference Units to the extent of the respective priorities (if any) established by the applicable Preference Unit Term Sheets and Other Securities Term Sheets; and then the balance prorata among the Partners holding OP Units and the Partners holding Preference Units which, based on the provisions of the applicable Preference Unit Term Sheets and Other Securities Term Sheets, entitle such Partners to participate in such distributions on a pari passu basis with the holders of OP Units (the "Residual Operating Cash Flow Preference Units"), to each Partner based on the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Residual Operating Cash Flow Preference Units held by that Partner and the number of OP Units held by that Partner by (ii) the sum of the OP Unit Value of all Residual Operating Cash Flow Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time. Notwithstanding the foregoing, any incoming Limited Partner who was admitted during the applicable quarter (but excluding any incoming Partners who received Units from an existing Partner) and who held Units as of an applicable Record Date, but held such Units for less than the entire period with respect to which an Operating Cash Flow distribution is to be paid, shall be entitled to receive a pro-rated portion of such Operating Cash Flow distribution otherwise payable to such Partner based on the number of days such Units were outstanding during the applicable period, or any other method of pro-ration deemed equitable by the General Partner, and in such event, if the General Partner deems it appropriate, the amount of the distribution of Operating Cash Flow payable to all other Partners shall be adjusted accordingly.

        8.2 Capital Cash Flow. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to restoration of remaining property), and (d) gross insurance proceeds (excluding rental insurance proceeds or insurance proceeds applied to restoration of property), less (w) closing costs, (x) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) in question, (y) the establishment of reserves (as determined by the General Partner, and which may include cash held for future acquisitions), and (z) other expenses of the Partnership then due and owing. Subject to Section 14.2 below, if applicable, Capital Cash Flow shall be distributed to or for the benefit of the Partners of record as of the applicable Record Date not less frequently than annually and shall be distributed as follows: first to the Partners holding Preference Units to the extent of the respective priorities (if any) established by the applicable Preference Unit Term Sheets and Other Securities Term Sheets; and then the balance prorata among those Partners holding OP Units and those Partners holding Preference Units which, based on the provisions of the applicable Preference Unit Term Sheets and Other Securities Term Sheets, entitle such Partners to participate in such distributions on a pari passu basis with the holders of OP Units (the "Capital Cash Flow Preference Units"), to each Partner based on the quotient (expressed as a percentage) arrived at by dividing (i) the sum of the OP Unit Value of any Capital Cash Flow Preference Units held by that Partner and the number of OP Units held by that Partner by (ii) the sum of the OP Unit Value of all Capital Cash Flow Preference Units issued and outstanding at the time and the total number of OP Units issued and outstanding at the time. Notwithstanding the foregoing, the General Partner reserves the right to pro-rate distributions of Capital Cash Flow to incoming Limited Partners who were admitted during the applicable quarter (but excluding Partners who received Units from an existing Partner) and who held Units as of the applicable Record Date but held such Units for less than the entire period with respect to which the Capital Cash Flow distribution is to be paid, based on the number of days such Units were outstanding during the applicable period, or any other method of pro-ration deemed equitable by the General Partner and, in such event, if the General Partner deems it appropriate, the amount of the distribution of Capital Cash Flow payable to all other Partners shall be adjusted accordingly.

       8.3 Consent to Distributions. Each of the Partners hereby consents to the distributions provided for in this Agreement.

       8.4 Right to Limit Distributions. The right of any Partner to receive distributions of any nature pursuant to the terms of this Agreement shall be subject to the terms of any agreement between such Partner and the Partnership limiting, restricting or providing rights of set-off with respect to such distributions.

     9. Management of Partnership.

        9.1 General Partner. The General Partner shall be the sole manager of the Partnership business, and shall have the right and power to make all decisions and take any and every action with respect to the property, the business and the affairs of the Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership. The powers of the General Partner to manage the Partnership business shall include, without limitation, the power and authority to, directly or indirectly:

             (a) operate any business normal or customary for the owner of or investor in manufactured housing community property;

             (b) perform any and all acts necessary or appropriate to the operation of the Partnership assets, including, without limitation, applications for rezoning, objections to rezoning of other property and the establishment of bank accounts in the name of the Partnership;

             (c) procure and maintain with responsible companies such insurance as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

             (d) take and hold all real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee;

             (e) execute and deliver leases on behalf of and in the name of the Partnership;

             (f) borrow money (whether on a secured or unsecured basis), finance and refinance the assets of the Partnership or any part thereof or interest therein, and in connection therewith, issue notes, bonds, securities and other undertakings and evidences of indebtedness and documents related thereto (including, without limitation, guaranties, indemnities and similar undertakings to support loans obtained or debt securities issued by the Company where the net proceeds thereof are either loaned to the Partnership or contributed to the Partnership as a Capital Contribution);

              (g) coordinate all accounting and clerical functions of the Partnership and employ such accountants, lawyers, property managers, leasing agents and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

              (h) acquire any assets, and encumber, sell, ground lease or otherwise dispose of any or all of the assets of the Partnership, or any part thereof or interest therein;

              (i) organize one or more partnerships which are controlled, directly or indirectly, by the Partnership (including, without limitation, MHC Financing Limited Partnership and MHC Management
      Limited Partnership) and make any capital contributions required pursuant to the partnership agreements of any such partnerships; and

              (j) establish the date (the "Record Date") for the purpose of determining which Partners are entitled to receive distributions, consent to any matter for which the consent of Partners is permitted or required under any provision hereof, or otherwise be allocated rights hereunder.

        9.2 Limitations on Powers and Authorities of Partners. Notwithstanding the powers of the General Partner set forth in Section 9.1 above, no Partner shall have the right or power to do any of the following:

              (a) do any act in contravention of this Agreement, or any amendment hereto;

              (b) do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof (it being understood and agreed that, except as hereinafter provided in this Section 9.2, a sale of any or all of the assets of the Partnership, for example, would be an ordinary part of the Partnership's business and affairs and is specifically permitted hereby); or

              (c) confess a judgment against the Partnership.

In addition, in no event shall the General Partner cause the Partnership to transfer (whether by sale or otherwise) the Partnership's interest in MHC Financing Limited Partnership without the prior written consent of Limited Partners holding more than fifty percent (50%) in the aggregate of all OP Units then held by all Limited Partners.

        9.3 Limited Partners. The Limited Partners shall have no right or authority to act for or to bind the Partnership, and no Limited Partner shall participate in the conduct or control of the Partnership's affairs or business.

        9.4 Liability of General Partner. The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud, fiduciary duty or an intentional breach of willful misconduct (such as an intentional breach of this Agreement) or gross negligence, and (ii) for other breaches of this Agreement, but the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Section 9.8 below. The General Partner shall not have any personal liability for the return of any Limited Partner's capital.

     9.5 Indemnity. The Partnership shall indemnify and shall hold the General Partner (and the officers and directors thereof) harmless from and against any loss or damage, including, without limitation, reasonable legal fees and court costs, incurred by the General Partner by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that (i) the Partnership shall not be required to indemnify the General Partner (or any officer or director thereof) for any loss or damage which the General Partner might incur as a result of its fraud, willful misconduct or gross negligence in the performance of its duties hereunder, and (ii) this indemnification shall not relieve the General Partner of its proportionate part of the obligations of the Partnership as a Partner. In addition, the General Partner shall be entitled to reimbursement from the Partnership for any amounts paid by the General Partner in satisfaction of indemnification obligations owed by the General Partner to present or former directors of the General Partner or its predecessors, as provided for in or pursuant to the Articles of Incorporation and By-Laws of the General Partner. The right of indemnification set forth in this Section 9.5 shall be in addition to any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Section 9.5, but such claim shall be satisfied solely out of assets of the Partnership.

     9.6 Other Activities of Partners and Agreements with Related Parties. The General Partner shall devote its full-time efforts in furtherance of the Partnership business, it being expressly understood that, except for (i) the Company's ownership of any subsidiary or other entity wholly owned by the Company which is a partner (or other equity interest holder) of a partnership (or other entity) having the Partnership as a partner (or equity interest holder of such other entity), (ii) borrowing (including the issuance of debt securities) where the net proceeds thereof are loaned or contributed to the Partnership, and (iii) activities incidental to the Company's status and existence as a real estate investment trust, the General Partner shall conduct all of its activities with respect to the manufactured housing community property business exclusively through the Partnership and shall not conduct or engage in any way in any other business. Except as may otherwise be agreed to in writing, each Limited Partner, and its affiliates, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partner or any one or more of the officers, directors or shareholders of the General Partner may have an ownership or other financial interest, whether direct or indirect.

     9.7 Other Matters Concerning the General Partner.

        A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Agreement either directly or through agents. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within such consultant's professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

        C. No mortgagee, grantee, creditor or any other person dealing with the Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of the Partnership business.

        D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Partnership. The General Partner shall be entitled to reimbursement from the Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any entity in which the General Partner shall have an interest or with which it is affiliated) incurred in connection with Partnership business. Such expenses shall be deemed to include those expenses required in connection with the administration of the Partnership such as the maintenance of Partnership books and records, management of the Partnership property and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns.

        E. The General Partner may loan to the Partnership the net proceeds of loans obtained or debt securities issued by the Company so long as the terms of such loan to the Partnership are substantially equivalent to those of the corresponding loan obtained or debt securities issued by the Company.

     9.8 Partner Exculpation. Except for fraud, willful misconduct and gross negligence, no Partner shall have any personal liability whatever, whether to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of each of the other Partners shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a final judgment, or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers, trustees or general partners of each Partner solely as officers, trustees or general partners of the same and not in their own individual capacities. No advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partners in the Partnership for the payment of any claim or for any performance hereunder.

        9.9 General Partner Expenses and Liabilities. All costs and expenses incurred by the Company in connection with its activities as the General Partner hereunder, all costs and expenses incurred by the Company in connection with its continued corporate existence, qualification as a real estate investment trust under the Code and otherwise, and all other liabilities incurred or suffered by the General Partner in connection with the pursuit of its business and affairs as contemplated hereunder and in connection herewith, shall be paid (or reimbursed to the Company, if paid by the Company) by the Partnership unless and to the extent that any such costs were paid by the Company in connection with the issuance of additional shares of stock of the Company as contemplated by Section 3.3(B) above. Notwithstanding anything to the contrary contained herein, this Section 9.9 shall apply only to the extent that such costs, expenses or liabilities exceed any cash distributed to the General Partner by any wholly-owned subsidiary of the General Partner.

     10. Banking. The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

     11. Accounting.

        11.1 Fiscal Year. The fiscal year and taxable year of the Partnership (the "fiscal year") shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

        11.2 Books of Account. The Partnership books of account shall be maintained at the principal office designated in Section 4 above or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its Federal income tax return.

        11.3 Method of Accounting. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of accounting consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner. All elections and options available to the Partnership for Federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner.

        11.4 Section 754 Election. In case of a distribution of property made in the manner provided in Code Section 734 (or any similar provision enacted in lieu thereof), or in the case of a transfer of any interest in the Partnership permitted by this Agreement made in the manner provided in Code Section 743 (or any similar provision enacted in lieu thereof), the General Partner, on behalf of the Partnership, will file an election under Code Section 754 (or any similar provision enacted in lieu thereof) in accordance with the procedures set forth in the applicable Regulations.

        11.5 Tax Matters Partner. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Partnership and shall have all the rights and obligations of the TMP under the Code.

        11.6 Administrative Adjustments. If the TMP receives notice of a Final Partnership Administrative Adjustment (an "FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service (the "IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of a FPAA), the TMP may, but shall not be obligated to, petition a Court for readjustment of partnership items. In the case of notice of a FPAA, if the TMP determines that the United States District Court or Claims Court is the most appropriate forum for such a petition, the TMP shall notify each person who was a Partner at any time during the Partnership's taxable year to which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of Partnership items on its return was made consistent with the treatment of Partnership items on the Partnership's return, as adjusted by the FPAA. Unless each such person deposits with the TMP, for deposit with the IRS, the approximate amount of its increased tax liability, together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty (30) days after the TMP's notice to such person, the TMP shall not file a petition in such Court. Instead, the TMP may, but shall not be obligated to, file a petition in the United States Tax Court.

     12. Transfers of Partnership Interests.

        12.1 General Partner. In no event may the General Partner at any time assign, sell, transfer, pledge, hypothecate or otherwise dispose of all or any portion of its Partnership Interest, except by operation of law or as otherwise required or permitted by this Agreement.

        12.2 Limited Partner.

          A. No Limited Partner or substituted Limited Partner shall, without the prior written consent of the General Partner (which consent may be given or withheld in the sole discretion of the General Partner), sell, assign, distribute or otherwise transfer (a "Transfer") all or any part of its Partnership Interest, except (w) by operation of law, testamentary disposition, gift (outright or in trust) or by sale, in each case to or for the benefit of his parent(s), spouse or descendants, (x) pledges or other collateral transfers effected by a Limited Partner to secure the repayment of a loan or other obligation; provided however, that each such pledgee shall agree in writing, concurrent with such pledge or other collateral transfer, to (i) subordinate its rights with respect to the pledged Partnership Interest to any and all rights granted by the pledging Limited Partner to the Partnership, whether or not such rights constitute perfected security interests in favor of the Partnership, including, without limitation, any rights to withhold, restrict or offset distributions in respect of such pledged Partnership Interest under the terms of any agreement between the Partnership and the pledging Limited Partner, and (ii) to defer the exercise of its rights as a secured creditor to realize upon the collateral in the case of an event of default until the expiration of any applicable "lock-up" period under the terms of any agreement between the Partnership and the pledging Limited Partner, (y) the exchange of Common Shares, pursuant to Section 3.2(C) above, and (z) the distribution of OP Units or Preference Units by a Limited Partner to any of its direct or indirect constituent partners or owners. Notwithstanding the foregoing, each such Transfer shall be subject to compliance with restrictions on transferability contained in any other applicable agreement executed by the transferor and or compliance with applicable securities laws; the General Partner reserves the right to require an opinion of counsel regarding such matters in form and substance reasonably acceptable to the General Partner as a condition to any such Transfer or pledge or collateral transfer referred to in clause (x) above. Neither the conversion of a Preference Unit into one or more OP Units nor the conversion of an OP Unit into a Common Share constitutes a Transfer. A Limited Partner shall notify the General Partner of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the Partnership Interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement. A Limited Partner shall not be permitted to retire or withdraw from the Partnership except as expressly permitted by this Agreement.

        B. An assignee, legatee, distributee or other transferee (whether by conveyance, operation of law or otherwise)(including any pledgee upon realization of its rights as a secured creditor) (a "Transferee") of all or any part of a Limited Partner's Partnership Interest shall be entitled to receive Profits, Losses and distributions hereunder attributable to such Partnership Interest acquired by reason of such Transfer, from and after the effective date of the Transfer of such Partnership Interest; provided, however, anything in this Agreement to the contrary notwithstanding, (a) no Transfer by a Limited Partner shall be effective until such Transfer has been consented to by the General Partner except as provided in Section 12.2(A) above; (b) without the prior written consent of the General Partner, no Transferee shall be considered a substituted Limited Partner except as provided in Section 12.2(A)(w) and (z) above and, in any event, until such Transferee shall have agreed to be bound by the terms of this Agreement and shall have executed a counterpart hereof and/or any applicable Preference Unit Term Sheet or Other Securities Term Sheet; (c) the Partnership and the General Partner shall be entitled to treat the transferor of such Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for the allocation of Profits and Losses or distributions which are made to such transferor until such time as the written instrument of Transfer has been received by the General Partner and the "effective date" of the Transfer has passed; and (d) the General Partner shall have the right to require any such transferor to exchange the OP Units to which such Partnership Interest relates for Common Shares, pursuant to Section 3.2(C) above. The "effective date" of any Transfer shall be the last day of the month set forth in the written instrument of Transfer or such other date consented to in writing by the General Partner as the "effective date".

        C. Notwithstanding anything to the contrary contained in this Section 12.2, (a) in the event a Limited Partner distributes in dissolution and liquidation all or any portion of its Partnership Interest, the partners, shareholders or members (as the case may be) in such Limited Partner receiving such Partnership Interest shall become substituted Limited Partners, and shall (upon agreeing to be bound by the terms of this Agreement and executing a counterpart hereof and/or any applicable Preference Unit Terms Sheet or Other Securities Term Sheet) succeed to such rights, interests and obligations of such Limited Partner in the Partnership as are intended to be transferable to such successors in interest, in proportion to their respective interests in such Limited Partner, and (b) no Transfer shall be effective to the extent that such Transfer would, in the opinion of the General Partner (y) by treating the Partnership Interest so transferred as if it had been exchanged for Common Shares in accordance with Section 3.2(C) above, violate the limitations on ownership of Common Shares contained in Article VII of the Articles of Incorporation of the Company, or (z) violate any state or Federal securities laws.

        12.3 Admission Adjustments. The General Partner shall, when necessary, cause this Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, and the issuance, conversion and redemption of any Preference Units and/or OP Units (including the corresponding adjustments to Percentage Interests).

        12.4 Limitation. Notwithstanding any other provision of this Agreement to the contrary, no sale, exchange, assignment or other transfer or issuance of a Partnership Interest by or to any Partner shall be effective, if the effect of such transaction would be to cause the General Partner's Percentage Interest to decrease to a level of fifty percent (50%) or less.

     13. Admission of New Partners. The General Partner shall admit to the Partnership as Limited Partners those persons and entities who are not already Partners and who receive OP Units and/or Preference Units in accordance with the provisions of this Agreement.

     14. Termination, Liquidation and Dissolution of Partnership.

        14.1 Termination Events. The Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the earliest to occur of the following events:

           (a) December 31, 2080; or

           (b) the agreement of those Partners holding at least ninety percent (90%) of the Percentage Interests of all of the Partners, determining that the Partnership should be dissolved; or

           (c) subject to Section 14.4 below, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating as bankrupt either the Partnership or the General Partner, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.

        14.2 Method of Liquidation. Upon the happening of any of the events specified in Section 14.1 above, the General Partner (or if there be no general partner of the Partnership, a liquidating trustee selected by those Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests held by all Limited Partners) shall immediately commence to wind up the Partnership's affairs and shall liquidate the assets of the Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Partnership assets would cause undue loss to the Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share Operating Cash Flow, Capital Cash Flow, Profits and Losses during the period of liquidation in the same proportions as before dissolution (subject to Section 14.2(C) below). The proceeds from liquidation of the Partnership, including repayment of any debts of Partners to the Partnership, shall be applied in the order of priority as follows:

        A. To the repayment of debts of the Partnership, including repayment of principal and interest on loans and advances made by the General Partner pursuant to Section 3.3 and/or Section 9.7 above; then

        B. To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Partnership in the event there is no remaining general partner of the Partnership, for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s), deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 14.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; then

        C. To the Partners in accordance with their respective Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods in connection therewith. Income, gain and loss of the Partnership (and to the extent necessary to achieve the purposes hereof, items of gross income and deduction) with respect to the sale or other disposition of all or substantially all of the Partnership's assets and/or the Partnership's operations in connection therewith (whether or not attributable to the taxable year in which the distribution pursuant to this Section 14.2(C) is to be made or a preceding taxable year) shall be allocated among the Partners so that each Partner's Capital Account shall equal, after taking into account the prior balance (positive or negative) in such Partner's Capital Account and the effect of such allocation, the amount that such Partner would be entitled to receive if the Partnership were to make a distribution to the Partners pursuant to the provisions of Section 8.2 above in an amount equal to the remaining liquidation proceeds to be distributed under this Section 14.2(C).

     14.3 Date of Termination. The Partnership shall be terminated when all notes received in connection with such disposition have been paid and all of the cash or property available for application and distribution under Section
14.2 above (including reserves) shall have been applied and distributed in accordance therewith.

     14.4 Reconstitution Upon Bankruptcy.

        A. Notwithstanding any dissolution of the Partnership under clause (c) of Section 14.1 above, if the Partnership is reconstituted as set forth in this
Section 14.4, then the business of the Partnership shall be continued with the Partnership's property and the Partnership's assets shall not be liquidated.

        B. If the Partnership is dissolved by reason of the bankruptcy of the General Partner, a successor general partner may be admitted within ninety
(90) days after the dissolution, effective as of the date of dissolution, as the General Partner hereunder, with the written consent of those Limited Partners holding more than fifty percent (50%) of the aggregate Percentage Interests held by all Limited Partners. Upon the admission of such successor general partner, without any further consent or approval of any other Partner, the Partnership shall be reconstituted as a successor limited partnership.

        C. If the Partnership is dissolved by reason of the bankruptcy of the Partnership in a proceeding for the reorganization (and not the liquidation) of the Partnership, then, with the consent of the Company and those Limited Partners holding at least fifty percent (50%) of the aggregate Percentage Interests held by all Limited Partners, the Partnership may be reconstituted within ninety (90) days after dissolution, effective as of the date of dissolution, whereupon the Partnership shall be reconstituted as a successor limited partnership.

        D. The successor limited partnership reconstituted in accordance with the foregoing provisions of this Section 14.4 shall continue the business of the Partnership with the Partnership's property. The Percentage Interests of the Partners in the successor limited partnership shall be in proportion to their respective Percentage Interests in the dissolved Partnership. Such successor limited partnership shall be governed by the terms and provisions of this Agreement and references in this Agreement to the Partnership or to the Partners or their rights and obligations shall be understood to comprehend such successor limited partnership and the Partners thereof and their rights and obligations.

        14.5 Death, Legal Incompetency, Etc. of a Limited Partner. The death, legal incompetency, insolvency, dissolution or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death or incapacity of an individual Limited Partner, such individual Limited Partner's Partnership Interest shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner.

     15. Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the Chairman of the Board of the General Partner (or the Co-Chairmen acting together if there be more than one), with full power of substitution, as its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to sign, swear to, acknowledge, file and record:

              (a) this Agreement and, subject to Section 16 below, amendments to this Agreement;

              (b) any certificates, instruments and documents (including, without limitation, assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Illinois or any other state or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

              (c) any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

              (d) any documents which may be required to effect the continuation of the Partnership, the admission of a substitute or additional Partner, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is not in violation of any provision of this Agreement; and

              (e) any documents which may be required or desirable to have the General Partner appointed, and act as, the TMP.

The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of its Partnership Interest.

     16. Amendment of Agreement.

        16.1 Each Limited Partner, by its execution of or joinder in this Agreement, hereby irrevocably appoints the Chairman of the Board of the General Partner (or the Co-Chairmen acting together if there be more than one), with full power of substitution, as its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to amend this Agreement in any respect other than:

           (a) to enlarge the obligation of any Partner to make Capital Contributions to the Partnership, as provided for in Section 3 above; or

           (b) except as otherwise provided for in this Agreement or as required by law, to modify the allocation of Profits or Losses or distributions among the Partners as provided for in Section 7 and Section 8 above, respectively; or

           (c) to convert a Limited Partner's Partnership Interest into a general partnership interest; or to modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; or

           (d) to amend Sections 1, 3.2, 9.2 or 12 above; or

           (e) to amend this Section 16.

The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of its Partnership Interest.

        16.2 With respect to amendments regarding Sections 16.1(b), 16.1(c), 16.1(d) or 16.1(e) above, or to the Sections or matters referred to therein, this Agreement may be amended with the written consent of the General Partner and the following Persons, so long as they remain Partners:

           (a) Limited Partners holding more than fifty percent (50%) of the Units held by (y) the Affiliates or (z) any Person acquiring Units as a result of the exercise of remedies by a pledgee of Units held by an Affiliate;

           (b) Limited Partners holding more than fifty percent (50%) of the Units held by (y) the De Anza Partners or (z) any Person acquiring Units as a result of the exercise of remedies by a pledgee of Units held by a De Anza Partner; and

           (c) Limited Partners holding more than fifty percent (50%) of the aggregate Percentage Interests held by all other Limited Partners.

Notwithstanding the foregoing, the terms and conditions of a particular series of Preference Units may not be changed without the written consent of the holders of more than fifty percent (50%) of the Preference Units within the class or series (or such greater percentage as may be provided for in the applicable Preference Unit Term Sheet or Other Securities Term Sheet, as the case may be).

        16.3 With respect to amendments regarding Section 16.1(a) above, or to the Section or matters referred to therein, this Agreement may be amended only with the written consent of the Partner or Partners directly affected by the proposed amendment, as determined by the General Partner.

        16.4 Any consent requested of any Partner pursuant to the provisions of this Section 16 shall be deemed given unless written notice of such Partner's refusal to consent is received by the General Partner within ten (10) days after delivery to such Partner of the request for consent.

        16.5 In the event this Agreement shall be amended pursuant to this
Section 16, the General Partner shall cause this Agreement to be amended to reflect the amendment.

     17. Miscellaneous.

        17.1 Notices. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transmission, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Agreement, or at such other address as such Partner may have previously furnished in writing to the Partnership and each Partner with copies to:

                        Rosenberg & Liebentritt, P.C.
                        Two North Riverside Plaza
                        Suite 1515
                        Chicago, Illinois 60606

                        Attention:  Sheli Z. Rosenberg

        17.2 Modifications. Except as otherwise provided in this Agreement, no change or modification of this Agreement, nor any waiver of any term or condition hereof in the future, shall be valid or binding upon the Partners unless such change or modification shall be in writing and signed by all of the Partners or, in the case of a waiver of any term or condition hereof, such waiver shall be in writing and signed by all Partners who were intended, as determined in the reasonable judgment of the General Partner, to be the primary beneficiaries of the waived term or condition.

     17.3 Successors and Assigns. Any Person acquiring or claiming an interest in the Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Agreement to which its predecessor-in-interest was subject or bound, without regard to whether such Person has executed a counterpart hereof or any other document contemplated hereby. No Person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Agreement, and no Person shall acquire an interest in the Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Agreement. Subject to the foregoing, and to the provisions of Section 12 above, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators. Notwithstanding the foregoing, the special voting and consent privileges granted to the Affiliates and to the De Anza Partners contained in Section 3.2(B)(e) and
Section 16 above shall be limited to such Partners (so long as they shall remain Partners) and shall not apply to any successor or assign of any such Partners except for any Person acquiring Units as a result of the exercise of remedies by a pledgee of Units held by such Partner.

     17.4 Counterpart Originals. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

     17.5 Construction. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     17.6 Governing Law. This Agreement shall be governed by the laws of the State of Illinois. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of the Act shall apply to the Partnership.

     17.7 Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

     17.8 General Partner with Interest as Limited Partner. If the General Partner ever has an interest as a Limited Partner in the Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

     17.9 Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     17.10 Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

     17.11 Prior Agreements Superseded. This Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

     17.12 No Third Party Beneficiary. The terms and provisions of this Agreement are for the exclusive use and benefit of the General Partner and the Limited Partners and shall not inure to the benefit of any other person or entity.

     17.13 Purchase for Investment. Each Partner represents, warrants and agrees that it has acquired and continues to hold its Partnership Interest for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such Partnership Interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     17.14 Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     17.15 Time of the Essence. Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and sworn to as of the day and year first above written by the General Partner and the Limited Partners.

                                    GENERAL PARTNER:

                                    MANUFACTURED HOME COMMUNITIES, INC., a
                                    Maryland corporation


                                    By:  _____________________________
                                         David A. Helfand
                                         Title:  President


                                    LIMITED PARTNERS:

                                    PN ASSOCIATES LIMITED PARTNERSHIP, an
                                    Illinois limited partnership


                                    By:  Samuel Zell Revocable Trust, its
                                         general partner

                                    By:  ________________________________
                                         Title: Trustee


                                    __________________________________
                                    SHELI Z. ROSENBERG


                                    __________________________________
                                    ARTHUR A. GREENBERG


                                    __________________________________
                                    GERALD A. SPECTOR


                                    ___________________________________
                                    BARRY S. SHEIN


                                    ___________________________________
                                    SANFORD SHKOLNIK


                                    ___________________________________
                                    PATRICIA MEGAHAN


                                    ___________________________________
                                    JERRY PEZZELLA, JR.


                                    ___________________________________
                                    S. CODY ENGLE

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    MIRIAM L. FREED and EVAN P. FREED, as Joint
                                    Tenants with Right of Survivorship

                                    ____________________________________
                                    Miriam L. Freed

                                    ____________________________________
                                    Evan P. Freed

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ____________________________________
                                    BEVERLY J. GELFAND



                                    HERBERT M. and BEVERLY J. GELFAND, as
                                    Trustees of the Herbert M. and Beverly J.
                                    Gelfand Family Trust dated 09/15/76

                                    _____________________________________
                                    Herbert M. Gelfand, as Trustee

                                    _____________________________________
                                    Beverly J. Gelfand, as Trustee

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ______________________________________
                                    HELEN GELFAND, as Trustee of the Julius and Helen Gelfand Family Trust

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ______________________________________
                                    M. IRA HARROW

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ______________________________________
                                    JAMES S. HENERSON

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ______________________________________
                                    ALAN LIPMAN, as Trustee of the Alan Lipman
                                    Family Trust

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    _______________________________________
                                    DANIEL S. MALAMED, as Trustee of the Daniel
                                    Malamed Family Trust

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    KENNETH and SANDRA MALAMED, as Trustees of the Malamed Family Trust of 1980

                                    _______________________________________
                                    Kenneth Malamed, as Trustee

                                    _______________________________________
                                    Sandra Malamed, as Trustee

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ________________________________________
                                    MARCIA MEYERSON, as Trustee of the Aubrey
                                    J. and Marcia Meyerson Trust dated 04/13/81

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    GERALD F. and JUNE H. NORMAN, as Trustees of the Gerald F. and June H. Norman Trust

                                    _________________________________________
                                    Gerald F. Norman, as Trustee

                                    __________________________________________
                                    June H. Norman, as Trustee

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    DAVID and AUDREY RAPPOPORT, as Trustees of the Rappoport Family Trust dated 02/03/82

                                    __________________________________________
                                    David Rappoport, as Trustee

                                    _________________________________________
                                    Audrey Rappoport, as Trustee

                          SECOND AMENDED AND RESTATED
                       MHC OPERATING LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


                      [Signature Page for Limited Partner]



                                    ROBERT L. THOMAS and COLLEEN B. THOMAS, as
                                    Trustees of the Thomas Family Trust under agreement dated 08/27/90

                                    __________________________________________
                                    Robert L. Thomas, as Trustee

                                    __________________________________________
                                    Colleen B. Thomas, as Trustee

                                    PINE LAKES VENTURE, a Florida general
                                    partnership

                                    By:_______________________________________
                                    Title:  General Partner


                                    __________________________________________
                                    STEPHEN A. BROWN


                                    __________________________________________
                                    G. SCOTT BROWN


                                    __________________________________________
                                    GROVER C. BROWN, JR., as Trustee for
                                    Separate Property Trust Agreement dated
                                    02/12/87 for the benefit of Grover C. Brown


                                    __________________________________________
                                    ROBERT D. BROWN

                                   SCHEDULE A
                                  [AFFILIATES]

LIMITED PARTNERS

PN Associates Limited Partnership
Sheli Z. Rosenberg
Arthur A. Greenberg
Gerald A. Spector
Barry S. Shein
Sanford Shkolnik
Patricia Megahan
Jerry Pezzella, Jr.
S. Cody Engle


PROPERTIES

Bonanza                Hillcrest/Hillside
Bonner Springs         Holiday Hills
Briarwood              Holiday Village (CO)
Burns Harbor           Holiday Village (IA)
Camelot Acres          Independence Hill
Carriage Park          Lake Haven
Casa Village           Lamplighter
Catalina Village       Mariner's Cove
Central Park           Midwest
Cimarron               Nassau
Coachlight             North Star
Concord Cascade        Oak Tree
Country Place Village  Pheasant Ridge Estates
Dellwood Estates       Pueblo Grande
East Bay Oaks          Quivira Hills
El Dorado              Rancho Valley
Ferrelwoods            Rockwood
Golden Terrace         Windmill Village Ft. Myers
Green Acres            Windmill Village Sarasota
Hacienda De Valencia   Windmill Village South
Hide Away Hills

                                   SCHEDULE B
                               [DE ANZA PARTNERS]

LIMITED PARTNERS

Miriam L. Freed and Evan P. Freed, JTWROS
Beverly J. Gelfand
H.M. and B.J. Gelfand, Trustees, H.M. and B.J. Gelfand Family Trust dated
09/15/76
Helen Gelfand, Trustee, Julius and Helen Gelfand Family Trust
M. Ira Harrow
James S. Henerson
Alan Lipman, Trustee, Alan Lipman Family Trust
Daniel S. Malamed, Trustee, Daniel Malamed Family Trust
Kenneth and Sandra Malamed, Trustees, Malamed Family Trust of 1980
Marcia Meyerson, Trustee, Aubrey J. and Marcia Meyerson Trust dated 4/13/81 Gerald F. and June H. Norman, Trustees, Gerald F. and June H. Norman Trust David and Audrey Rappoport, Trustees, Rappoport Family Trust dated 02/03/82 Robert L. Thomas and Colleen B. Thomas, Trustees, Thomas Family Trust UAD 08/27/90



PROPERTIES


De Anza Palm Springs Country Club
De Anza Santa Cruz
Mid-Florida Lakes
Willow Lake Estates

                                 SCHEDULE C

                          [OTHER LIMITED PARTNERS]


LIMITED PARTNERS

Pine Lakes Venture
Stephen A. Brown
G. Scott Brown
Grover C. Brown, Jr., as Trustee for Separate Property Trust Agreement dated 02/12/87 for the benefit of Grover C. Brown
Robert D. Brown



PROPERTIES

Lake Fairways
Pine Lakes

                                 SCHEDULE D

                            As of March 15, 1996

MHC OPERATING LIMITED PARTNERSHIP


                                                   OP UNITS
  PARTNERS                                         ISSUED         % OWNERSHIP

  General Partner:

  Manufactured Home Communities, Inc.            24,668,288       90.0855%

  Limited Partners:

  PN Associates Limited Partnership               2,201,460        8.0395%
  Sheli Z. Rosenberg                                 11,530        0.0421%
  Arthur A. Greenberg                                 8,314        0.0304%
  Gerald A. Spector                                   6,420        0.0234%
  Barry S. Shein                                      9,482        0.0346%
  Sanford Shkolnik                                   11,530        0.0421%
  Patricia Megahan                                      654        0.0024%
  Jerry Pezzella, Jr.                                 1,118        0.0041%
  S. Cody Engle                                      11,530        0.0421%
  Barry Shein c/o Equity Group Investments, Inc.     17,774        0.0649%
  Miriam L. Freed and Evan P. Freed, JTWROS           1,557        0.0057%
  Beverly J. Gelfand                                  2,829        0.0103%
  H.M. and B.J. Gelfand, Trustees, H.M. and B.J.    117,583        0.4294%
   Gelfand Family Trust dated 09/15/76
  Helen Gelfand, Trustee, Julius and Helen           11,732        0.0428%
   Gelfand Family Trust
  M. Ira Harrow                                          20        0.0001%
  James S. Henerson                                   4,316        0.0158%
  Alan Lipman, Trustee, Alan Lipman Family Trust      5,395        0.0197%
  Daniel S. Malamed, Trustee, Daniel Malamed         46,212        0.1688%
   Family Trust
  Kenneth and Sandra Malamed, Trustees,               5,395        0.0197%
   Malamed Family Trust of 1980
  Marcia Meyerson, Trustee, Aubrey J. and Marcia      8,527        0.0311%
   Meyerson Trust dated 04/13/81
  Gerald F. and June H. Norman, Trustees,             5,395        0.0197%
   Gerald F. and June H. Norman Trust
  David and Audrey Rappoport, Trustees, Rappoport     3,462        0.0126%
   Family Trust dated 02/03/82
  Robert L. Thomas and Colleen B. Thomas,             1,557        0.0057%
   Trustees, Thomas Family Trust UAD 08/27/90
  Pine Lakes Venture                                 41,460        0.1514%
  Stephen A. Brown                                   44,914        0.1640%
  G. Scott Brown                                     44,914        0.1640%


                                      51


  Grover C. Brown, Jr., as Trustee for Separate      44,915        0.1640%
   Property Trust Agreement dated
   02/12/87 FBO Grover C. Brown
  Robert D. Brown                                    44,914        0.1640%
                                                 ----------      ---------

  TOTAL OP UNITS                                  2,714,909        9.9145%
                                                 ----------      ---------

  TOTAL COMMON SHARES AND OP UNITS               27,383,197      100.0000%
  OUTSTANDING AS OF MARCH 15, 1996               ==========      =========


                                      52